SCHEDULE 13G

CUSIP No. 87261Q103	Page 17 of 19 Pages

Exhibit 1

GROUP MEMBERS

Onex Corporation
Onex Partners II LP Onex Partners II GP LP 1597257 Ontario Inc.
Onex US Principals LP
Tube City EI II Ltd.
Gerald W. Schwartz